Exhibit 10.42

SECOND AMENDMENT AGREEMENT

     SECOND AMENDMENT AGREEMENT, dated as of March 4, 2005 (the “Second Amendment”), to the Receivables Loan and Security Agreement, dated as of June 24, 2004, among Maxtor Receivables LLC, a Delaware limited liability company (the “Borrower”), Maxtor Corporation, a Delaware corporation (“Maxtor”), as servicer (the “Servicer”), Merrill Lynch Commercial Finance Corp., as lender (the “Lender”), Merrill Lynch Commercial Finance Corp., as agent (the “Agent”), U.S. Bank National Association and the other parties named therein (as the same has been and may be further amended, supplemented, modified and/or restated in accordance with its terms, the “RLSA”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the RLSA.

     WHEREAS, the parties hereto have agreed to amend the RLSA on the terms and subject to the conditions herein set forth;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS TO THE RLSA

     (a) The RLSA is hereby amended by deleting the percentage “17.5%” at the end of clause (m) of Section 7.01 of the RLSA and substituting in lieu thereof “20.0%”.

     (b) The RLSA is hereby amended by inserting the words “and/or restated” immediately after the phrase “may be amended” at the end of clause (a) of Section 2.07 of the RLSA.

     SECTION 2. CONDITIONS TO EFFECTIVENESS

     This Second Amendment shall be effective upon the delivery to the Agent of (i) counterparts hereof executed by each of the parties hereto and (ii) counterparts of an amendment and restatement of the Fee Letter (in form and substance satisfactory to the Agent) executed by each of the parties thereto.

     SECTION 3. FORBEARANCE

     The Agent hereby agrees to forbear permanently from exercising its rights and remedies on account of that certain Early Amortization Event which occurred under Section 7.01(m) of the RLSA due to the rolling average of the Dilution-to-Liquidation Ratios for the preceding three Cut-Off Dates, as reported in the Monthly Remittance Report delivered on February 7, 2005, exceeding 17.50% (the “Dilution Trigger Event”). The specific agreement to forbear described in the sentence above applies only to the Dilution Trigger Event and not to any other facts or circumstances giving rise to any Early Amortization Event or Servicer Default which may have occurred or may hereafter occur, and nothing in this Section 3 shall be deemed to restrict any right or remedy the Agent may have on account of any such other Early Amortization Event or Servicer Default.

     SECTION 4. MISCELLANEOUS

     (i) The Borrower and the Servicer each hereby certifies that the representations and warranties set forth in Article IV of the RLSA (and any other representations and warranties made by the Borrower or the Servicer in the RLSA) are true and correct on the date hereof (after giving effect to this Second Amendment) with the same force and effect as if made on the date hereof, except to the extent that such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date. In addition, after giving effect to this Second Amendment, the Borrower and the Servicer each represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Early Amortization Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event) shall have occurred and be continuing as of the date hereof nor shall any unwaived Early Amortization Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event) occur due to this Second Amendment becoming effective, (b) the Borrower and the Servicer each has the corporate power and authority to execute and deliver this Second Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this Second Amendment, (c) no consent of any other person (including, without limitation, shareholders or creditors of the Borrower or the Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Second Amendment other than such that have been obtained and (d) this Second Amendment constitutes the legal, valid and binding obligation of the Borrower and the Servicer, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies .

     (ii) The RLSA, as amended hereby, is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.

     (iii) All references in the RLSA to “this Agreement” and “herein” and all references to the RLSA in the documents executed in connection with the RLSA shall mean the RLSA as amended hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

     (iv) This Second Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Second Amendment.

     (v) In connection with this Second Amendment, the Borrower hereby agrees to pay all costs and expenses incurred by the Lender and the Agent in connection with this Second Amendment including, without limitation, the fees and expenses of Kaye Scholer LLP, counsel to the Lender and the Agent.

     (vi) GOVERNING LAW. THIS SECOND AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature pages to follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

THE BORROWER:	MAXTOR RECEIVABLES LLC

By: /s/ Glen T. Haubl
Title: Treasurer

THE SERVICER:	MAXTOR CORPORATION

By: /s/ Glen T. Haubl
Title: Treasurer

THE AGENT:	MERRILL LYNCH COMMERCIAL
FINANCE CORP.

By: /s/ Joseph Magnus
Title: Director

THE LENDER:	MERRILL LYNCH COMMERCIAL
FINANCE CORP.

By: /s/ Joseph Magnus
Title: Director

THE TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Eve D. Kaplan
Title: Vice President

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